UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  August 8, 2019

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8th, the Company re-appointed Geoff Guilfoy to the Company’s Board of Directors.

Mr. Guilfoy previously served as a Director of the Company from May 2017 until his resignation in December 2018 due to scheduling conflicts. He is a management consultant with over 20 years of experience. Prior to founding Lumen Leaders LLC in 2013, he was the partner in charge of the management consulting group at AKT LLP, a regional CPA and business consulting firm. He has a Bachelor of Science, Management (Accounting) from San Jose State University and an MBA from Willamette University. Mr. Guilfoy is a retired Executive Professor at Willamette University’s Atkinson Graduate School of Management where he taught courses on management consulting, nonprofit management, and government for 28 years. He also currently serves on the Board of Directors of Medical Teams International, a nonprofit organization that provides life-saving medical care for people in crisis around the world. He is also a former Board Member of Co-Serve International and a former National Board Member of the Institute of Management Consultants USA.

Mr. Guilfoy qualifies as an “Independent” Director, and has been appointed to the. Company’s Compensation Committee and Audit Committee. With these appointments, both the Compensation Committee and the Audit Committee consist of four Independent Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: August 13, 2019	By: /s/ “Charles Hopewell” Name: Charles Hopewell Title: President/Chief Executive Officer/Director